UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 15, 2012

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 15, 2012, Multimedia Games Holding Company, Inc. (the “Company”) issued a press release announcing the results for its fiscal 2012 fourth quarter and full year ended September 30, 2012, and is incorporated by reference into this Item 2.02. The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information regarding Item 2.02 in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On November 15, 2012, the Company announced that the Board of Directors of the Company has approved a plan to repurchase up to $40 million of the Company’s outstanding common stock over the next three years.  The new share repurchase authorization replaces a December 2010, $15 million repurchase authorization that was due to expire in December 2013 and which had approximately $3.1 million remaining.

Pursuant to the authorization, the Company may purchase shares from time to time in the open market, through block purchases or in privately negotiated transactions in accordance with Company policies and applicable securities laws.  The actual number of shares to be purchased, if any, will depend upon market conditions.  Any shares purchased will be held in the Company’s treasury for possible future use.  As of September 30, 2012, the Company had approximately 28.2 million shares issued and outstanding.  During the quarter ended September 30, 2012, the Company did not repurchase any of its shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 15, 2012, announcing Multimedia Games Holding Company, Inc.’s fiscal fourth quarter and full year 2012 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: November 15, 2012	By:	/s/ Adam Chibib
Adam Chibib
Chief Financial Officer and Interim Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 15, 2012, announcing Multimedia Games Holding Company, Inc.’s fiscal fourth quarter and full year 2012 financial results.